Exhibit 10.21

Execution Version

Dated March 31, 2025

GUARANTY AND PLEDGE AGREEMENT

between

ZIMMER FINANCIAL SERVICES GROUP LLC,
as Guarantor,

and

ATEGRITY SPECIALTY INSURANCE LIMITED,
as Administrative Agent

Table of Contents

i

GUARANTY AND PLEDGE AGREEMENT

GUARANTY AND PLEDGE AGREEMENT dated as March 31, 2025 (as amended, amended and restated, modified, restated and/or supplemented from time to time, this “Guaranty”), by Zimmer Financial Services Group LLC, a Delaware limited liability company (the “Guarantor”) in favor of Ategrity Specialty Insurance Limited (the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Loan Agreement defined below).

PRELIMINARY STATEMENT

Reference is made to that certain Loan Agreement dated as of March 31, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Zimmer Insurance Services LLC, a Delaware limited liability company (the “Borrower”), the Administrative Agent, the Initial Lenders and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Terms defined in the Loan Agreement and not otherwise defined in this Guaranty are used in this Guaranty as defined in the Loan Agreement.

WHEREAS, it is a condition precedent to the making of the Loan by the Initial Lenders that the Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Initial Lenders to make the Loan, the Guarantor hereby covenants and agrees as follows:

Section 1.               Guaranty; Limitation of Liability. (a) Until the Guarantee Termination Date, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties the full payment when due of (whether at scheduled maturity, or by acceleration, mandatory prepayment, demand or otherwise or as further described below), and the performance of, the Obligations (as defined in the Loan Agreement, the “Guaranteed Obligations”); provided, that the Guarantor shall be required to make the following payments with respect to all amounts owing related to the Guaranteed Obligations only as follows:

(i)             First, to each Lender, pro rata in accordance with such Lender’s Loan Percentage, an amount equal to the accrued and unpaid Interest for such Payment Date; and

(ii)            Second, if applicable, to each Lender, pro rata in accordance with such Lender’s Loan Percentage, the remaining Loan Balance.

Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower to any Secured Party under or in respect of the Transaction Documents (as amended, restated, supplemented or otherwise modified from time to time, the “Secured Documents”) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. As used herein:

The Guarantor, and by its acceptance of the benefits of this Guaranty, the Administrative Agent, on behalf of the Secured Parties, hereby confirm that it is the intention of all such Persons that this Guaranty and the obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Insolvency Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of the Guarantor hereunder. To effectuate the foregoing intention, by acceptance of the benefits of this Guaranty, the Administrative Agent, on behalf of the Secured Parties, and the Guarantor, hereby irrevocably agree that the obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount (after giving effect to any rights of contribution pursuant to any agreements but before giving effect to any other guarantee) as will result in the obligations (including, for the avoidance of doubt, the Guaranteed Obligations) of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance or subject to avoidance under Insolvency Laws or any similar foreign, federal or state law, in each case applicable to the Guarantor.

Section 2.               Guaranty Absolute. To the maximum extent permitted by Applicable Law, the Guarantor agrees that its guarantee constitutes a guarantee of payment when due of the Guaranteed Obligations and not of collection, which will be paid strictly in accordance with the terms of the Secured Documents, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.

Section 3.              Pledge of Membership Interests and Security. (a) As security for the payment and performance of the Obligations, the Guarantor hereby pledges, mortgages, charges, hypothecates, assigns and grants to and in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in the following: (i) 16,000,000 limited liability company units of Ategrity Specialty Holdings LLC, as determined on the Closing Date, without giving effect to any subsequent conversions or stock splits occurring after the date hereof and (ii) all membership and other Equity Interests in the Borrower, in each case, now or hereafter owned by the Guarantor or in which the Guarantor now or hereafter has an interest and all proceeds derived directly or indirectly from any dealing with any of the foregoing (collectively, the “Pledged Collateral”).

(b)            The Guarantor confirms and agrees that:

(i)             value has been given by the Initial Lender and the other Lenders to the Guarantor;

(ii)            the Guarantor has rights in all existing Equity Interests and power to transfer rights in the Pledged Collateral to the Administrative Agent, for and on behalf of the Lenders; and

(iii)           neither the Guarantor nor any of the Lenders has postponed the time for attachment of the Security Interest, and the Security Interest shall attach to the existing Equity Interests upon the execution of this agreement and shall attach to the Pledged Collateral in which the Guarantor hereafter acquires rights at the time that the Guarantor acquires rights in such Pledged Collateral.

2

(c)            This Guaranty creates a valid and continuing security interest (as defined in the applicable UCC) in all Pledged Collateral in favor of the Administrative Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Guarantor. The Guarantor has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Pledged Collateral granted to the Administrative Agent hereunder, and the Guarantor has taken all other steps necessary to perfect its security interest in the Pledged Collateral. Other than the security interest granted to the Administrative Agent pursuant to this Guaranty, the Guarantor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Collateral. The Guarantor has not authorized the filing of, nor is aware of any, financing statement listing the Guarantor as debtor that includes a description of collateral covering the Pledged Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated or amended. The Guarantor is not aware of any judgment or tax lien filings against the Guarantor. All financing statements filed or to be filed against the Guarantor in favor of the Administrative Agent in connection herewith describing the Pledged Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”

(d)            The grant under this Guaranty does not constitute and is not intended to result in a creation or an assumption by any of the Secured Parties of any obligation of the Guarantor or any other Person in connection with any or all of the Pledged Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the exercise by the Secured Parties of any of their rights in the Pledged Collateral shall not release the Guarantor from any of its duties or obligations under the Pledged Collateral and (ii) no Secured Party shall have any obligations or liability under the Pledged Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(e)            The Guarantor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary, or, at the request of the Administrative Agent, that the Administrative Agent may reasonably deem necessary or desirable, to perfect, protect or more fully evidence the security interest granted to the Secured Parties in the Pledged Collateral, or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and thereunder. The responsibility of the Administrative Agent in respect of any Pledged Collateral held by the Administrative Agent shall be limited to exercising the same degree of care which it gives valuable property of the Administrative Agent. The Administrative Agent shall, subject to Applicable Law, not be bound under any circumstances to realize upon any of the Pledged Collateral or allow any of the Pledged Collateral to be sold, or exercise any option or right attaching thereto, or be responsible for any loss occasioned by any sale of the Pledged Collateral or by the retention or other refusal to sell the same; nor shall the Administrative Agent be obliged to collect or see to the payment of dividends or distributions thereon, but all dividends and distributions, if and when received by the Guarantor, shall, subject to Section 3(f), be held in trust for the Administrative Agent and shall be forthwith paid to the Administrative Agent.

3

(f)            None of the Secured Parties will, except as may result from the exercise of their remedies hereunder, have legal title to any part of the Pledged Collateral and, from and after the Maturity Date, will have no further interest in or rights with respect to any part of the Pledged Collateral. After remedies become exercisable in accordance with the Loan Agreement, the Guarantor shall forthwith pay such amounts to the Administrative Agent to be applied to reduce the Guaranteed Obligations.

(g)            Any financing statement filed in connection with this Guaranty or amendment thereto may describe the Pledged Collateral in the same manner as described in this Guaranty or any other agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Pledged Collateral. The Guarantor, as applicable, shall provide the Administrative Agent with copies of all financing statements filed in connection herewith (including all continuations, amendments and terminations related thereto) promptly following the filing of any such document with a Governmental Authority, and the Guarantor shall provide the Administrative Agent with copies of any such filings upon their request.

(h)            The Guarantor agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Pledged Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Pledged Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Guarantor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Pledged Collateral marshaled upon any such sale, and agrees that the Lenders or the Administrative Agent, or any court having jurisdiction to foreclose on the security interests granted in this Agreement may sell the Pledged Collateral as an entirety or in such parcels as the Lenders, the Administrative Agent or such court may determine.

(i)             On and after an Event of Default, the Administrative Agent may exercise in respect of the Pledged Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive).

(j)             Upon (i) a release of the Pledged Collateral or (ii) the Maturity Date, the Administrative Agent, upon payment in full of the related Aggregate Unpaids, shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Guarantor to effectuate the release of any relevant portion of the Pledged Collateral.

(k)            If the Guarantor fails to perform any of its obligations under this Section 3 after ten (10) Business Days’ notice from the Administrative Agent, any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and such Secured Party’s reasonable costs and expenses incurred in connection therewith shall be payable by the Guarantor.

4

(l)            Each of the Administrative Agent and the Borrower agree that the Barclays Lenders shall have a first priority perfected security interest with respect to the specific collateral granted under the Barclays Facility and the Administrative Agent shall have first priority perfected security interest with respect to the Collateral and in the event of a conflict between any specific item of collateral, to the extent such collateral is granted to the Barclays Lenders, the Barclays Facility shall have priority.

Section 4.               [Reserved].

Section 5.               [Reserved].

Section 6.               Payments Free and Clear of Taxes, Etc. Any and all payments by the Guarantor under this Guaranty shall be made, to the extent provided in the Loan Agreement, without setoff, counterclaim or other defense, free and clear of and without deduction for any and all present or future Taxes.

Section 7.             Representations and Warranties. Except as otherwise indicated, the Guarantor makes the following representations and warranties as of the Closing Date and each Payment Date, upon which the Initial Lender relies in making the Loan to the Borrower.

(a)            Organization and Good Standing. The Guarantor is duly organized and validly existing as a limited liability company, in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business as such business is presently conducted, and the Guarantor has all necessary power, authority and legal right to guarantee the Obligations.

(b)            Due Qualification. The Guarantor is duly qualified to do business in the State of Delaware. The Guarantor has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualifications, licenses or approvals except where the failure to qualify could not reasonably be expected to result in a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. The Guarantor (i) has all necessary power, authority and legal right to (A) execute and deliver this Guaranty and each other Transaction Document to which it is a party, (B) carry out the terms of this Guaranty and each other Transaction Document to which it is a party and (C) grant the security interest in the Pledged Collateral on the terms and conditions herein provided and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the grant of the security interest in the Pledged Collateral on the terms and conditions herein provided.

(d)            No Violation. The consummation of the transactions contemplated by this Guaranty and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Guarantor’s Formation Documents, (ii) result in a breach of, or constitute a default under, or require any consent under, any indenture, agreement, mortgage, deed of trust or other instrument that is binding on the Guarantor or by which it or its properties may be bound or affected, (iii) result in the creation or imposition of any Lien upon any of the Guarantor’s properties pursuant to the terms of any agreement, other than this Guaranty or (iv) violate any Applicable Law, in the case of clause (iv), except where such violation could not reasonably be expected to result in a Material Adverse Effect.

5

(e)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the Guarantor’s best knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Guaranty, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Guaranty or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(f)             All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Guarantor of this Guaranty either (x) have been duly obtained, effected or given and are in full force and effect or (y) as of the date hereof, the Guarantor has properly completed and submitted all applications, documents and other materials necessary to cause such consent, license, approval, authorization, registration or declaration to be issued or obtained and has paid all applicable fees and costs in connection therewith.

(g)            Solvency. The transactions under this Guaranty do not and will not render the Guarantor not Solvent.

(h)            Taxes. The Guarantor has filed, caused to be filed, or received an extension of time for filing that has not yet expired all federal and material state, local or foreign tax returns that are required to be filed by it. The Guarantor has paid or made adequate provisions for the payment of all federal or material amounts of state, local or foreign Taxes and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves have been provided on the books of the Guarantor), and no tax lien has been filed and, to its knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(i)             Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loan and the pledge of the Pledged Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Guarantor does not own, nor does it intent to carry or purchase, and no proceeds from the pledge of the Pledged Collateral will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(j)             Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower or Guarantor to any Lender or the Administrative Agent under or in connection with the Loan Agreement are true, correct and complete in all material respects as of the date specified therein or the date so furnished (as applicable).

6

(k)            Investment Company Act. The Guarantor is not and, after giving effect to the transactions contemplated by this Guaranty, will not be required to register as, an “investment company” within the meaning of the Investment Company Act.

(l)             Anti-Corruption Laws and Sanctions. The Guarantor is in compliance with Anti-Corruption Laws and applicable Sanctions. The Guarantor is subject to policies and procedures to ensure compliance by it and its directors, officers, employees and agents with Anti-Corruption Laws.  Neither the Guarantor nor any subsidiary thereof, or any of their respective directors, officers or employees, or, to the knowledge of the Guarantor, the affiliates or agents of the Guarantor, is a Sanctioned Person or, located, organized or resident in a Sanctioned Country. Neither the Guaranty nor the transactions contemplated by this Guaranty will violate Anti-Corruption Laws or applicable Sanctions.

(m)           Anti-Money Laundering Laws. The operations of the Guarantor are and have been conducted at all times in compliance with Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened.

(n)            ERISA. The Guarantor is not, and will not any time be, a Benefit Plan Investor or a governmental plan, non-U.S. plan, church plan or any other plan, arrangement or entity that is subject to any federal, state, local or non-U.S. law that is substantially similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”).

(o)            Beneficial Ownership. The information included in the Beneficial Ownership Certification delivered by the Guarantor to the Administrative Agent is true and correct in all material respects.

(p)            Ownership of Borrower. The Guarantor owns beneficially and of record 100% of the Equity Interests in the Borrower and 100% of the Equity Interests in Ategrity Specialty Holdings LLC. The Borrower is a disregarded entity for federal income tax purposes and no election has been made or will be made to treat the Borrower as a corporation or an association taxable as a corporation for federal income tax purposes.

Section 8.               Affirmative Covenants of the Guarantor.

From the date hereof until the Guarantee Termination Date, the Guarantor covenants and agrees as follows:

(a)            Compliance with Laws. The Guarantor shall comply in all material respects with all Applicable Laws.

(b)            Preservation of Existence. The Guarantor shall preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

7

(c)            Keeping of Records and Books of Account. The Guarantor shall maintain and implement administrative and operating procedures and keep and maintain all documents, books, records and other information reasonably necessary or advisable or related to the Pledged Collateral.

(d)            Protect and Defend Title. With respect to the Pledged Collateral, the Guarantor shall: (i) take all action necessary to perfect, protect and more fully evidence the ownership of such Pledged Collateral by the Guarantor, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) taking all additional action that the Administrative Agent may reasonably request, including the filing of financing statements listing the Administrative Agent as secured party, to perfect, protect and more fully evidence the respective interests of the parties to this Guaranty in the Pledged Collateral.

(e)            Taxes. The Guarantor shall file or cause to be filed all federal and material state, local or foreign tax returns that are required to be filed by it. The Guarantor shall deliver to the Administrative Agent, as may be required by the Code and applicable Treasury Regulations or otherwise, such information in the possession or control of it, as may be required to enable each Lender to prepare its federal and State income tax returns, including Internal Revenue Service Form 1099.

(f)             Reporting. The Guarantor, shall distribute, or cause the Borrower to distribute, to the Administrative Agent:

(i)             Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Guarantor or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Guarantor.

(ii)            ERISA. Promptly after the occurrence of any “Reportable Event” with respect to a Pension Plan, a notice describing such Reportable Event and a copy of any notices received from or filed with the PBGC pertaining thereto.

(iii)           Notice of Material Events. Promptly after receiving written notice of an event or circumstance that is likely to have a Material Adverse Effect on the Borrower, the Guarantor or the Pledged Collateral, notice of such event or circumstance.

(g)            Notice of Default. The Guarantor shall notify each Lender of any default, event of default or termination with respect to any Transaction Document or the Barclays Facility within five (5) days of notice or knowledge thereof.

(h)            Other. The Guarantor shall furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Pledged Collateral as the Administrative Agent may from time to time reasonably request.

8

Section 9.               Negative Covenants of the Guarantor.

Except as otherwise indicated, the Guarantor covenants and agrees from the date hereof until the date on or after the Guarantee Termination Date as follows:

(a)	Security Interests. Except with respect to or permitted by the Barclays Facility, the Guarantor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any portion of the Pledged Collateral or any interest therein, and the Guarantor shall not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Guarantor shall promptly notify the Lenders of the existence of any Lien (other than Permitted Liens) on any portion of the Pledged Collateral and it shall defend the right, title and interest of the Lenders in, to and under such Pledged Collateral, against all claims of third parties.

(b)            Sales. The Guarantor shall not sell or assign with or without recourse any portion of the Pledged Collateral or any interest therein (other than pursuant hereto).

(c)            ERISA Matters. The Guarantor shall not, to the extent it could reasonably result in material liability to or impairment of any assets of or interests of any Secured Parties in assets of the Guarantor, (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) fail to satisfy or permit any ERISA Affiliate to fail to satisfy the “minimum funding standard,” as defined in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (iii) fail to make or permit any ERISA Affiliate to fail to make any payments to a Multiemployer Plan that the Guarantor or any ERISA Affiliate is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) permit the filing of any notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, (v) permit the termination of any Pension Plan under Section 4041(c) of ERISA or the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate or appoint a trustee to administer a Pension Plan, (vi) permit any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, except for non-compliance with this clause (vi) which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (vii) incur any liability or permit any ERISA Affiliate to incur any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA. The Guarantor will not become a Benefit Plan Investor or a Similar Law Plan.

(d)            Transaction Documents. Without the prior consent of the Administrative Agent, the Guarantor shall not amend, modify, waive or terminate any provision of any Transaction Document in any manner that would be materially adverse to the Pledged Collateral.

(e)            Compliance with Agreements. The Guarantor shall not take any action, or fail to take any action that, following the expiration of any applicable grace period, could result in an event of default under any indenture, agreement, mortgage, deed of trust or other instrument that is binding on the Guarantor or by which it or its.

(f)             No Assignments. The Guarantor shall not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations or duties under this Guaranty or any Transaction Document to which the Guarantor is a party without the prior written consent of the Administrative Agent.

9

(g)            Anti-Corruption Laws; Sanctions. None of the Guarantor, or any of its directors, officers, or employees, or to the knowledge of the Guarantor, any Affiliates or agents of the Guarantor, or any of their subsidiaries, shall, directly or indirectly, use any part of any proceeds of the Loan, contribute, or otherwise make available such proceeds (a) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is a Sanctioned Person in violation of Sanctions, (b) to fund or facilitate any activities or business of or in any Sanctioned Country in violation of Sanctions, (c) in any manner that would result in a violation by any Person of Sanctions, or (d) in violation of Applicable Law, including Anti-Corruption Laws. None of the Guarantor, or any of its respective directors, officers, or employees, or to the knowledge of the Guarantor, any Affiliates or agents of the Guarantor, or any of their subsidiaries, shall use the proceeds of the Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 10.             Amendments. No amendment, waiver or other modification of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Guarantor and the Administrative Agent.

Section 11.             Notices, Etc. All notices and other communications provided for in this Guaranty (except as otherwise permitted herein) shall be delivered in accordance with Section 11.2 of the Loan Agreement mutatis mutandis and (i) if to the Guarantor, addressed to it in care of the Borrower at the Borrower’s address pursuant to Section 11.2 of the Loan Agreement, and (ii) if to the Administrative Agent, at its address pursuant to Section 11.2 of the Loan Agreement.

Section 12.             No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 13.            Right of Set off. Upon the occurrence and during the continuance of any Event of Default under the Loan Agreement, the Administrative Agent and each other Lender is hereby authorized at any time and from time to time, with prior notice to the Borrower and the Administrative Agent to the maximum extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness (excluding any deposits in any deposit account used exclusively for payroll, trust or tax withholding) at any time owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under the Secured Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Guaranty or any other Secured Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness, in each case subject to the terms of the Loan Agreement. The rights of the Administrative Agent and each Lender under this Section 13 are in addition to other rights and remedies (including other rights of set off) that the Administrative Agent and such Lender may have.

10

Section 14.             Continuing Guaranty; Assignments under the Loan Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Guarantee Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent on behalf of the Secured Parties and their permitted successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including all or any portion of the Loan owing to it) to any other Person in accordance with Section 9.1 of the Loan Agreement, and such other Person shall thereupon become vested with all the benefits and obligations in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.1 of the Loan Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent, on behalf of the Secured Parties, other than pursuant to a transaction permitted by the Loan Agreement and consummated in accordance with the terms and conditions contained therein.

Section 15.             Fees and Expenses; Indemnification. (a)  The Guarantor agrees to pay or reimburse upon demand, to the Administrative Agent, the amount of any and all reasonable and documented out-of-pocket costs and expenses incurred by it (including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel, and the consummation and administration of the transactions contemplated hereby and thereby) incurred hereunder in the manner and solely to the extent set forth in Section 6.3 of the Loan Agreement (as if each reference therein to the “Borrower” thereunder is a reference to the Guarantor).

(b)            Without limitation of any other Guaranteed Obligations of the Guarantor or remedies of the Secured Parties under this Guaranty, the Guarantor shall (a) indemnify, defend and hold harmless each Indemnified Party from and against all Losses (and regardless of whether such matter is initiated by a third party, the Guarantor, the Borrower or their respective Affiliates), and (b) reimburse each Indemnified Party promptly (and in any event within thirty (30) days) upon demand for all reasonable attorneys’ fees and out-of-pocket disbursements (including any reasonable counsel fees and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by an Indemnified Party of any indemnification or other obligation of the Borrower or any other Person) and, in each case, in accordance with the terms of Section 6.3 of the Loan Agreement (as if each reference therein to the “Borrower” thereunder is a reference to the Guarantor).

Section 16.             Subordination. Except as set forth in Section 16(a) herein and with respect to the Pledged Collateral granted under Section 3 herein, until the Guarantee Termination Date, the Administrative Agent hereby subordinates the Guaranteed Obligations hereunder, now or hereafter owing to the Guarantor by the Borrower (the “Subordinated Obligations”) to any and all debts, liabilities and other obligations owing to the Barclays Lenders to the extent and in the manner hereinafter set forth in this Section 16 and subject to the provisions of Section 3 herein:

(a)            Prohibited Payments, Etc. After the occurrence and during the continuance of any Event of Default under the Barclays Facility (including the commencement and continuation of any proceeding under any Insolvency Law relating to the Guarantor), the Administrative Agent shall not demand, accept or take any action, except to the extent such action is solely with respect to the Pledged Collateral, prior to the payment in full of the Barclays Facility.

11

(b)            Subsequent Payment of Guaranteed Obligations. In any proceeding under any Insolvency Law relating to the Guarantor, the Guarantor agrees that the Administrative Agent on behalf of the Secured Parties shall only be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest, fees and expenses accruing after the commencement of a proceeding under any Insolvency Law, whether or not constituting an allowed claim in such proceeding), solely to the extent unrelated to the Pledged Collateral, after the payment in full of the Barclays Facility.

Section 17.            Execution in Counterparts; Electronic Execution. This Guaranty may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Guaranty shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 18.            Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a)  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b)            TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY..

12

Section 19.             Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20.             Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Guaranty or any other Transaction Document.

Section 21.            Guaranty Enforceable by Administrative Agent. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Parties agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Transaction Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent. The Secured Parties further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of the Guarantor (except to the extent such partner, member or stockholder is also a guarantor under the Transaction Documents). It is understood and agreed that the agreement in this Section 21 is among and solely for the benefit of the Secured Parties and that, if the Lenders so agree (without requiring the consent of the Guarantor), this Guaranty may be directly enforced by any Secured Party.

Section 22.              Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Loan Agreement or any other Transaction Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts constituting Guaranteed Obligations otherwise subject to acceleration under the terms of the Loan Agreement or any other Transaction Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent.

Section 23.             Termination. Upon the occurrence of the Guarantee Termination Date, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Guarantor hereunder shall terminate. In connection with any such termination, the Administrative Agent shall promptly execute and deliver to the Guarantor, at the Guarantor’s expense, all documents that the Guarantor shall reasonably request to evidence such termination. Any execution and delivery of documents by the Administrative Agent pursuant to the preceding sentence of this Section 23 shall be without recourse to and without any representation or warranty of any kind (either express or implied) to the Guarantor.

Section 24.             Integration. This Guaranty, together with the other Transaction Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Guaranty and those of the Loan Agreement, the provisions of the Loan Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in the Loan Agreement shall not be deemed a conflict with this Guaranty.

13

Section 25.             Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement. The following capitalized terms shall have the following meanings set forth herein:

“Barclays Lenders” means the secured parties under the Barclays Facility as identified therein.

“Guarantee Termination Date” means the date on which the Loan shall have expired or been terminated and all of the Guaranteed Obligations payable by the Borrower under the Transaction Documents and payable by the Guarantor under this Guaranty shall have been paid in full in cash.

[Remainder of page intentionally left blank]

14

IN WITNESS WHEREOF, the Guarantor and the Administrative Agent on behalf of the Secured Parties have caused this Guaranty to be duly executed and delivered as of the date first above written.

ZIMMER FINANCIAL SERVICES GROUP LLC, as Guarantor

By:	/s/ Mitchell Pressman
Name:	Mitchell Pressman
Title:	CFO

ATEGRITY SPECIALTY INSURANCE LIMITED, as Administrative Agent

By:	/s/ Justin G. Cohen
Name:	Justin G. Cohen
Title:	Chief Executive Officer